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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant



        Subsidiaries of the Company                         Jurisdiction of Organization
--------------------------------------------------          ----------------------------
      Polyclonal Antibodies Limited                                United Kingdom
      TAb London Limited                                           United Kingdom
      TAb Wales Limited                                            United Kingdom
      Therapeutic Antibodies Australasia Pty. Ltd.                   Australia
      Therapeutic Antibodies UK Ltd                                United Kingdom